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                                                                    Exhibit 2.2

                                    AMENDMENT


         THIS AMENDMENT (the "Amendment") is made and entered into by and among Vendell Healthcare, Inc., a Delaware corporation ("Vendell"), certain subsidiaries of Vendell (the "Vendell Subsidiaries"), and Children's Comprehensive Services, Inc., a Tennessee corporation ("CCS").

         WHEREAS, the parties hereto are parties to that certain Asset Purchase Agreement, dated as of February 27, 1997, by and among Vendell, the Vendell Subsidiaries and CCS (the "Asset Purchase Agreement"); and

         WHEREAS, the parties wish to make certain amendments to the Asset Purchase Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Section 8.1(e) of the Asset Purchase Agreement be amended by (i) deleting the words "within 15 Business Days of the filing of the bankruptcy petition" and inserting in their stead the words "on or prior to the April 8, 1997," and (ii) deleting the words "within such fifteen (15) Business Day period" and inserting in their stead the words "on or prior to April 8, 1997."

         2. Except as herein specifically provided, the Asset Purchase Agreement shall not be amended or modified in any respect whatsoever and shall stay in full force and effect in the form originally executed.

         3. This Amendment may be executed in counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         4. This Amendment shall be interpreted, construed and enforced in accordance with the laws of the State of Tennessee, applied without giving effect to any conflicts-of-law principles.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of March 24, 1997.

                             CHILDREN'S COMPREHENSIVE SERVICES,
                             INC.


                             By: /s/ William H Ballard
                                 ----------------------------------------------
                                     William H Ballard, Chief Executive Officer

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VENDELL HEALTHCARE, INC.
RIVENDELL OF ARKANSAS, INC.
RIVENDELL OF KENTUCKY, INC.
RIVENDELL OF MICHIGAN, INC.
RIVENDELL OF MONTANA, INC.
RIVENDELL OF BAY COUNTY, INC.
RIVENDELL OF UTAH, INC.
RIVENDELL HOUSTON PSYCHIATRIC CENTER, INC.
RIVENDELL WICHITA FALLS PSYCHIATRIC CENTER,
INC.
VENDELL MANAGEMENT COMPANY
ALTACARE OF ALABAMA, INC.
ALTACARE OF DELAWARE, INC.
ALTACARE OF FLORIDA, INC.
ALTACARE OF KENTUCKY, INC.
ALTACARE OF MICHIGAN, INC.
BEHAVIORAL CARE MANAGEMENT, INC.
EMERALD COAST ADVANTAGE, INC.
BEHAVIORAL HEALTH SERVICES OF MICHIGAN
VENDELL OF FLORIDA, INC.

By: /s/ H. Neil Campbell
    ---------------------------------------------
        H. Neil Campbell, Chief Executive Officer